UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2025

DH Enchantment, Inc.

.(Exact name of registrant as specified in its charter)

Nevada	000-56322	20-1415044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit A, 13/F, Gee Luen Factory Building 5.

316-318 Kwun Tong Road

Kowloon, Hong Kong

(Address of principal executive offices)   (Zip Code)

+ 852 2621 3288

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common	ENMI	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 12, 2025, the Board of Directors and Majority Consenting Stockholders of DH Enchantment, Inc. (the “Company”) approved (i) an increase of the Company’s shares of common stock, $0.001 par value, from 4,450,000,000 to 30,000,000,000 shares (the “Increase in Authorized Shares”) and (ii) an amendment to the Company’s Articles of Incorporation to effect the Increase in Authorized Shares.

The Company submitted the amendment to its Articles of Incorporation to the Nevada Secretary of State. The amendment will become effective on or about March 17, 2025.

Item 9.01. Financial Statements and Exhibits.

(d) Financial Statements and Exhibits.

Exhibit No.	Description
3.4	Amendment to Articles of Incorporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DH ENCHANTMENT, INC.

Date: March 17, 2025	By:	/s/ Cheung, Cheuk Yin
Cheung Cheuk Yin, Chief Executive Officer, Chief Financial Officer and Secretary

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